                                                             EX-99.B(h)hissacomp

                 WADDELL & REED ADVISORS HIGH INCOME FUND, INC.

                                    EXHIBIT B
                                  COMPENSATION
CLASS A SHARES

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.


CLASS B SHARES

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

CLASS C SHARES

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

CLASS Y SHARES

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Effective September 1, 2000

                                                         EX-99.B(h)hissafid
                                    EXHIBIT C

                                                         Bond or
Name of Bond                                             Policy No.    Insurer
Investment Company                                       87015100B     ICI
Blanket Bond Form                                                      Mutual
                                                                       Insurance
                                                                       Company

   Fidelity                              $23,500,000
   Audit Expense                              50,000
   On Premises                            23,500,000
   In Transit                             23,500,000
   Forgery or Alteration                  23,500,000
   Securities                             23,500,000
   Counterfeit Currency                   23,500,000
   Uncollectible Items of
      Deposit                                 25,000
   Phone-Initiated Transactions           23,500,000

Directors and Officers/                                  87015100D     ICI
Errors and Omissions Liability                                         Mutual
Insurance Form                                                         Insurance
   Total Limit                           $15,000,000                   Company

Blanket Lost Instrument Bond (Mail Loss)                 30S100639551  Travelers


Blanket Undertaking Lost Instrument
   Waiver of Probate                                      42SUN339806  Hartford
                                                                       Casualty
                                                                       Insurance

                                                            EX-99.B(h)hiasaamend
                                  AMENDMENT TO
                          ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT, made as of the 1st day of September, 2000, by and between Waddell & Reed Advisors High Income Fund, Inc. (the "Fund"), a Maryland Corporation and Waddell & Reed Services Company ("Agent"), a Missouri Corporation, to amend the Accounting Services Agreement dated October 1, 1990 ("Agreement") by and between the Fund and Agent,

                                   WITNESSETH:

WHEREAS, the Fund and the Agent agree to amend and restate Section C COMPENSATION OF THE AGENT to read as follows:

C.    COMPENSATION OF THE AGENT

      The Fund agrees to pay to the Agent for its services under this Agreement, an amount payable on the first day of the month as shown in the following table pertinent to the average daily net assets of the Fund during the prior month:

      FUND'S AVERAGE DAILY                                          MONTHLY FEE
      NET ASSETS FOR THE MONTH (Millions)
      $0 to $10                                                     None
      $10 to $25                                                    $917
      $25 to $50                                                    $1,833
      $50 to $100                                                   $2,750
      $100 to$200                                                   $3,666
      $200 to $350                                                  $4,583
      $350 to $550                                                  $5,500
      $550 to $750                                                  $6,417
      $750 to $1,000                                                $7,792
      $1,000 and over                                               $9,167

In addition, for each class of shares in excess of one, the Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.

                           WADDELL & REED ADVISORS HIGH INCOME FUND, INC.


                           By: /s/Kristen A. Richards
                           -----------------------------------
                           Kristen A. Richards, Vice President

ATTEST:


By: /s/Daniel C. Schulte
----------------------------
Daniel C. Schulte, Assistant Secretary


                           WADDELL & REED SERVICES COMPANY


                           By:  /s/Michael D. Strohm
                           --------------------------------
                           Michael D. Strohm, President


ATTEST:


By: /s/Daniel C. Schulte
------------------------------------
Daniel C. Schulte, Secretary